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                                                                EXHIBIT 21

                            SUBSIDIARIES

Owned By                                   Jurisdiction of
Registrant                                 Incorporation      Percentage
----------                                 -------------      ----------

DCA Medical Services, Inc.(1)               Florida             66.0%

Dialysis Corporation of America             Florida             66.0%

Dialysis Medical, Inc.(2)                   Florida             52.8%

Dialysis Services of Florida, Inc. -
   Fort Walton Beach(2)                     Florida             52.8%

Dialysis Services of NJ, Inc. -
   Manahawkin(1)                            New Jersey          66.0%

Dialysis Services of NJ, Inc. -
   Toms River(2)                            New Jersey          66.0%

Dialysis Services of Pennsylvania, Inc. -
   Carlisle(1)                              Pennsylvania        66.0%

Dialysis Services of Pennsylvania, Inc. -
   Chambersburg(2)                          Pennsylvania        66.0%

Dialysis Services of Pennsylvania, Inc. -
   Lemoyne(1)                               Pennsylvania        66.0%

Dialysis Services of Pennsylvania, Inc. -
   Wellsboro(1)                             Pennsylvania        66.0%

Lytton Incorporated(3)                      Ohio                62.9%

Renal Services of Pa., Inc.(1)              Pennsylvania        66.0%

Techdyne, Inc.                              Florida             62.9%

Techdyne Livingston Limited(3)              Scotland            62.9%

Techdyne (Scotland) Ltd.(3)                 Scotland            62.9%

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(1) Owned 100% by Dialysis Corporation of America.
(2) Owned 100% by Dialysis Corporation of America - inactive.
(3) Owned 100% by Techdyne, Inc.